Attorneys at Law
                                                                 Suite 2800
                                                      1100 Peachtree Street
                                               Atlanta, Georgia  30309-4530
                                                    Telephone: 404.815.6500
                                                    Facsimile: 404.815.6555
       KILPATRICK STOCKTON LLP

October 21, 1997


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street
Washington, D.C.

     Re:  Form S-8 Registration Statement -- Interface, Inc.
          Nonqualified Savings Plan

Gentlemen:

     We are counsel to Interface, Inc., a Georgia corporation (the "Company"), and have acted in such capacity in the preparation of the referenced Form S-8 Registration Statement relating to the Company's Nonqualified Savings Plan (the "Plan") and the registration of the deferred compensation obligations (the "Obligations") pursuant thereto. In connection with the preparation of said Registration Statement, we have examined certificates of public officials and originals or copies of such corporate records, documents and other instruments relating to the authorization of the Plan and the authorization and the establishment of the Obligations as we have deemed relevant under the circumstances.

     On the basis of the foregoing, it is our opinion that:

     The Plan and the creation and establishment of the Obligations pursuant to the Plan have been duly authorized by the Board of Directors of the Company.

     When and as created or established in accordance with the provisions of the Plan, the Obligations will be valid and binding unsecured general obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws of general applicability relating to or affecting enforcement of creditors' rights generally, including, but not limited to, the Federal Bankruptcy Code in its entirety and State laws regarding fraudulent transfers, obligations, conveyances and receivership, or by general equity principles.

     We hereby consent to the filing of this opinion as an exhibit to, and the reference to our firm in Item 5 of, said
Registration Statement.

                              Sincerely,

                              KILPATRICK STOCKTON LLP

                              By: /s/ David A. Stockton
                                 David A. Stockton
                                 a Partner